SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 Amendment No. 1

                              to Current Report on

                                   Form 8-K/A



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 2, 1998


               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


        0-21519                                            06-1295986
(Commission File Number)                       (IRS Employer Identification No.)


                     225 High Ridge Road, Stamford, CT 06905
               (Address of Principal Executive Offices) (Zip Code)


                                 (203) 329-3300
               Registrant's Telephone Number, Including Area Code


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K, dated January 2, 1998, which excluded certain financial statements because they were not available at the time of filing, to read in its entirety as follows:


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired.

             See pages 4 through 14 hereof.

         (b) Pro Forma Financial Information.

             See pages 15 through 20 hereof.

         (c) Exhibits

             See Exhibit Index attached hereto at page 21.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 16, 1998                       INTERNATIONAL TELECOMMUNICATION
                                            DATA SYSTEMS, INC.
                                            (Registrant)


                                            /s/ Peter P. Bassermann
                                            ------------------------------------
                                            Peter P. Bassermann, President

                         Report of Independent Auditors

Board of Directors
ITDS Intelicom Services, Inc.

We have audited the accompanying balance sheets of ITDS Intelicom Services, Inc., formerly known as CSC Intelicom, Inc. ("Intelicom"), as of March 28, 1997 and January 2, 1998, and the related statements of operations and shareholders' net investment and cash flows for the years ended March 29, 1996 and March 28, 1997 and for the thirty-nine week period ended January 2, 1998. These financial statements are the responsibility of Intelicom's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelicom at March 28, 1997 and January 2, 1998, and the results of its operations and its cash flows for the years ended March 29, 1996 and March 28, 1997, and for the thirty-nine week period ended January 2, 1998, in conformity with general accepted accounting principles.

As discussed in Note 1 to the financial statements, a change in reporting entity occurred on January 2, 1998. The financial statements for all periods presented have been restated to reflect this change.


                                             /s/ Ernst & Young LLP


Stamford, Connecticut
March 5, 1998

                          ITDS Intelicom Services, Inc.

                                 Balance Sheets


                                                                                      March 28,      January 2,
                                                                                         1997           1998
                                                                                    -------------------------------
                                                                                       (Dollars in Thousands)
Assets
Current assets:
   Trade accounts receivable, net of allowance for doubtful accounts of $587
     and $2,452, respectively                                                         $    12,036     $    18,310
   Prepaid expenses and other current assets                                                  224             203
                                                                                    -------------------------------
Total current assets                                                                       12,260          18,513

Property and equipment, at cost                                                             5,243           6,623
Accumulated depreciation                                                                   (2,654)         (3,648)
                                                                                    -------------------------------
Property and equipment, net                                                                 2,589           2,975

Other assets:

   Goodwill, net of accumulated amortization of $980 and $1,257, respectively              13,020          12,743
   Non-compete agreements                                                                       5
   Purchased software, net of accumulated amortization of $388 and $481,
     respectively                                                                             385             535
   Internally developed software, net of accumulated amortization of $15,690
     and $22,767, respectively                                                             15,178          13,530
                                                                                    -------------------------------
Total other assets                                                                         28,588          26,808
                                                                                    -------------------------------
Total assets                                                                          $    43,437     $    48,296
                                                                                    ===============================

Liabilities and shareholders' net investment
Current liabilities:
   Customer advances                                                                  $       286     $     1,096
   Accounts payable                                                                           837           5,548
                                                                                    -------------------------------
Total current liabilities                                                                   1,123           6,644

Deferred income taxes                                                                       6,869           7,416

Commitments and contingencies

Shareholders' net investment                                                               35,445          34,236
                                                                                    -------------------------------
Total liabilities and shareholders' net investment                                    $    43,437     $    48,296
                                                                                    ===============================


See accompanying notes.

                          ITDS Intelicom Services, Inc.

            Statements of Operations and Shareholders' Net Investment



                                                                                                Thirty-Nine Week
                                                              Year Ended        Year Ended        Period Ended
                                                               March 29,        March 28,          January 2,
                                                                 1996              1997               1998
                                                            -------------------------------------------------------
                                                                           (Dollars in Thousands)
Revenues                                                       $    31,153      $    42,189        $    39,771

Costs of services                                                    5,359           12,584             21,277
Selling, general and administrative                                 11,784           15,385             12,875
Depreciation and amortization                                        6,579            8,996              8,444
                                                            -------------------------------------------------------
Total costs and expenses                                            23,722           36,965             42,596
                                                            -------------------------------------------------------
Income (loss) before taxes                                           7,431            5,224             (2,825)

Tax provision (benefit)                                              2,976            2,182               (972)
                                                            -------------------------------------------------------
Net income (loss)                                                    4,455            3,042             (1,853)


Shareholders' net investment, beginning of period                   21,965           29,758             35,445
Other borrowings, net                                                3,338            2,645                644
                                                            -------------------------------------------------------
Shareholders' net investment, end of period                    $    29,758      $    35,445        $    34,236
                                                            =======================================================


See accompanying notes.

                          ITDS Intelicom Services, Inc.

                            Statements of Cash Flows


                                                                                                Thirty-Nine Week
                                                              Year Ended        Year Ended        Period Ended
                                                               March 29,        March 28,          January 2,
                                                                 1996              1997               1998
                                                            -------------------------------------------------------
                                                                           (Dollars in Thousands)
Operating activities
Net income (loss)                                              $     4,455      $     3,042       $    (1,853)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Amortization                                                    5,961            8,079             7,354
     Depreciation                                                      618              917             1,090
     Deferred income taxes                                           2,484            1,447               547
     Provision for doubtful accounts                                    31              314             1,865
     Trade accounts receivable                                      (2,863)          (3,489)           (8,139)
     Other--net                                                         14               47                26
     Accounts payable and customer advances                           (678)             194             5,521
                                                            -------------------------------------------------------
Net cash provided by operating activities                           10,022           10,551             6,411

Investing activities
Purchased software                                                    (221)            (230)             (246)
Capitalized software                                               (12,223)         (10,749)           (5,429)
Purchases of equipment                                                (916)          (2,217)           (1,380)
                                                            -------------------------------------------------------
Net cash used in investing activities                              (13,360)         (13,196)           (7,055)

Financing activities
Other borrowings, net                                                3,338            2,645               644
                                                            -------------------------------------------------------
Net cash provided by financing activities                            3,338            2,645               644
                                                            -------------------------------------------------------
Net change in cash                                                      -                -                 -

Cash at beginning of period                                             -                -                 -
                                                            -------------------------------------------------------
Cash at end of period                                          $        -       $        -        $        -
                                                            =======================================================



See accompanying notes.

                          ITDS Intelicom Services, Inc.

                          Notes to Financial Statements

               March 29, 1996, March 28, 1997 and January 2, 1998

                             (Dollars in Thousands)


1. Business and Significant Accounting Policies

Change in Reporting Entity

On January 2, 1998, International Telecommunication Data Systems, Inc. ("ITDS") acquired the stock of ITDS Intelicom Services, Inc., formerly known as CSC Intelicom, Inc. ("Intelicom"), a company of Computer Sciences Corporation ("CSC"). Concurrent with the acquisition, Intelicom was reorganized and all divisions other than the TRIS Division ("TRIS") were transferred to CSC in a spin-off. ITDS acquired only the assets, liabilities and operations of TRIS. As a result of the spin-off, the accompanying financial statements were restated to present the financial information for TRIS as a new reporting entity.

Description of Business

TRIS (the "Company") provides comprehensive transactional billing and management information solutions to providers of wireless, long distance and satellite telecommunications services in North America. These solutions are built upon a flexible proprietary software technology to address customer requirements as they evolve, regardless of market segment, geographic area or mix of network features or billing options. The Company typically provides its services to customers under exclusive contracts with terms ranging from three to four years, and bills customers monthly, typically on a per subscriber basis. As a result, substantially all of the Company's revenue is recurring in nature, and increases as a customer's subscriber base grows.

Basis of Presentation

The accompanying financial statements have been prepared from the historical accounting records of TRIS. As noted above, TRIS was not previously a separate legal entity and accordingly, the balance sheets and statements of operations and shareholders' net investment reflects shareholders' net investment which includes amounts owed to CSC, contributed capital and retained earnings.

Due to allocations associated with certain shared functions more fully described in Note 4, the accompanying financial statements may not be indicative of costs that would have been incurred had TRIS been operated as an unaffiliated entity.

                          ITDS Intelicom Services, Inc.

1. Business and Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the assets of three to five years. Leasehold improvements are amortized over the life of the related lease.

Goodwill

The Company evaluates at least annually the recoverability of its excess cost of business acquired over related net assets. In assessing recoverability, the current and future profitability of the related operations are considered, along with management's plans with respect to the operations and the projected undiscounted cash flows. Goodwill, which relates to CSC's acquisition of TRIS in 1992, is amortized using the straight-line method over 40 years.

Purchased Software

Purchased software is carried at cost, less accumulated amortization. Amortization is computed using the straight-line method based on an estimated life of five years.

Capitalized Software

The Company capitalizes software development costs as incurred for software used in its product and service line only after establishing technical viability. The capitalized costs include salaries and related payroll costs incurred in the development activities. Software development costs are carried at cost less accumulated amortization computed using the straight-line method over the remaining estimated useful life of the product; generally, three years. The establishment of technical viability and the ongoing assessment of recoverability of capitalized costs require considerable judgment by management with respect to certain factors including anticipated future gross revenues, estimated economic life, market potential and changes in technology. Total amortization expense for capitalized software was $5,592, $7,577 and $7,076 for the two years and thirty-nine week period ended March 29, 1996, March 28, 1997 and January 2, 1998, respectively.

                          ITDS Intelicom Services, Inc.

1. Business and Significant Accounting Policies (continued)

Revenue Recognition

Revenues and costs associated with the recurring process of providing billing and other service/software solutions are recognized at the time services are performed. License fees and related costs are recognized upon execution of the licensing agreement and delivery of the software to the customer, provided that the Company has no significant related obligations or collection uncertainties remaining. Where there are significant obligations related to the development and enhancement of the software, license fees are recorded over the expected installation period or the term of the respective contract.

Accounts receivable at March 28, 1997 and January 2, 1998, include $3,939 and $8,834, respectively, for services rendered prior to those dates which were billed in the month subsequent to the respective balance sheet date. The allowance for doubtful accounts at January 2, 1998 includes $266 attributable to unbilled accounts receivable.

Major Customers

Certain customers have individually exceeded 10% of total revenue during the historical period, as follows:

                                                                        Thirty-Nine Week
                                  Year Ended March   Year Ended March     Period Ended
                                      29, 1996           28, 1997        January 2, 1998
                                  ----------------   -----------------  ------------------
Nextel Communications, Inc.               *               16.8%               38.3%
Western Wireless Corp.                  19.9%             21.3%               11.2%
CommNet Cellular, Inc.                  13.5%             10.5%               10.6%
Bell Atlantic Mobile                    16.3%             10.9%               10.5%
Southwestern Bell Telephone Co.         11.9%               *                   *



          *Denotes that sales to this customer did not exceed 10% of total revenue for the respective period.

                          ITDS Intelicom Services, Inc.

1. Business and Significant Accounting Policies (continued)

Income Taxes

Income taxes have been provided on a separate return basis for the two years and 39-week period ended March 29, 1996, March 28, 1997 and January 2, 1998, respectively. Income taxes have not been provided for periods prior to fiscal 1996. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Property and Equipment

Property and equipment consists of the following:

                                                  March 28,      January 2,
                                                    1997            1998
                                               --------------------------------

         Computer equipment                       $    2,809      $    3,879
         Furniture, fixtures and other                 1,698           2,008
         Leasehold improvements                          736             736
                                               --------------------------------
                                                       5,243           6,623

         Less accumulated depreciation                (2,654)         (3,648)
                                               --------------------------------
                                                  $    2,589      $    2,975
                                               ================================

3. Employee Benefit Plans

Substantially all TRIS employees were eligible for the CSC contributory defined benefit pension plan. That plan provided pay-related benefits based on years of participation. Under CSC's funding policy, annual contributions were made to fund the plan during the participants' time of participation.

                          ITDS Intelicom Services, Inc.

3. Employee Benefit Plans (continued)

CSC allocated pension plan expense to TRIS on the basis of payroll for participating employees.

CSC maintained an employee savings plan that qualifies as a cash or deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer up to 15% of their pre-tax compensation, but not more than the applicable statutory limit per calendar year. TRIS through a benefit allocation from CSC, offered a contribution match to its eligible employees.

Subsequent to the acquisition of TRIS by ITDS as described in Note 1, all TRIS employees became eligible to participant in ITDS' employee benefit plans.

4. Related Party Transactions

TRIS is part of the centralized cash management, treasury, disbursements and collection functions of CSC. Accordingly, TRIS maintains no separate banking, treasury or accounting functions. Operating expenses reflected in the statement of operations and shareholders' net investment include both direct costs pertaining exclusively to and incurred by TRIS, as well as an allocation of costs associated with certain functions which were performed on a shared basis for TRIS and other CSC divisions. These functions include insurance, legal, accounting, human resources, income taxes and technology. Costs are allocated to TRIS based on allocation methods related to the shared function, principally net revenues as a percentage of consolidated net revenues. Management believes that these cost allocation methods are reasonable and reflect TRIS' costs of doing business.

Allocated costs included in selling, general and administrative expenses were $3,794, $3,675 and $4,519 for the two years and 39-week period ended March 29, 1996, March 28, 1997 and January 2, 1998, respectively.

Subsequent to the acquisition of TRIS by ITDS as described in Note 1, certain support functions will be provided by CSC on a transitional basis and other services will be discontinued.

5. Commitments and Contingencies

In October 1996, TRIS entered into a noncancelable lease expiring in September 2003 for 60,400 square feet of office space in Champaign, Illinois. Minimum future rental payments due under such lease are $665 per year, which does not include property tax or utility experiences.

                          ITDS Intelicom Services, Inc.

5. Commitments and Contingencies (continued)

Rental expense incurred (including related property taxes) was $235, $464 and $553 for the two years and 39-week period ended March 29, 1996, March 28, 1997 and January 2, 1998, respectively.

In the normal course of business, the Company is party to customer and other disputes which involve or may involve litigation. It is the opinion of management that ultimate liability, if any, with respect to these disputes will not be material to the Company's results of operations or financial position.

6. Income Taxes

Significant components of income tax expense (benefit) are as follows:


                                                                                               Thirty-Nine Week
                                                              Year Ended       Year Ended        Period Ended
                                                              March 29,         March 28,         January 2,
                                                                 1996             1997               1998
                                                           ------------------------------------------------------
     Current:
         Federal                                               $     411        $     614         $  (1,268)
         State                                                        81              121              (251)
                                                           ------------------------------------------------------
         Total current                                               492              735            (1,519)

     Deferred:
         Federal                                                   2,074            1,208               457
         State                                                       410              239                90
                                                           ------------------------------------------------------
         Total deferred                                            2,484            1,447               547
                                                           ------------------------------------------------------
                                                               $   2,976        $   2,182         $    (972)
                                                           ======================================================


                          ITDS Intelicom Services, Inc.

6. Income Taxes (continued)

A reconciliation of the applicable federal statutory rate to the Company's effective tax rate from income (loss) before taxes is as follows:


                                                                                               Thirty-Nine Week
                                                              Year Ended       Year Ended        Period Ended
                                                              March 29,         March 28,         January 2,
                                                                 1996             1997               1998
                                                           ------------------------------------------------------
     Statutory federal income tax rate                           34.0%            34.0%            (34.0)%
     Non-deductible charges                                       1.7              3.2               3.3
     State income taxes, net                                      4.3              4.6              (3.7)
                                                           ------------------------------------------------------
                                                                 40.0%            41.8%            (34.4)%
                                                           ======================================================


Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                                  March 28,      January 2,
                                                                                    1997            1998
                                                                               --------------------------------
     Deferred tax liabilities:
         Capitalized software                                                     $   5,773       $   5,162
         Unbilled revenue                                                             1,503           3,371
                                                                               --------------------------------
     Total deferred tax liabilities                                                   7,276           8,533

     Deferred tax assets:
         Reserve for doubtful accounts                                                  224             936
         Other                                                                          183             181
                                                                               --------------------------------
     Total deferred tax assets                                                          407           1,117
                                                                               --------------------------------
     Net deferred tax liability                                                   $   6,869       $   7,416
                                                                               ================================

           International Telecommunication Data Systems, Inc. ("ITDS")
              Unaudited Pro Forma Consolidated Financial Statements

                                Introductory Note


The following unaudited pro forma consolidated financial statements have been prepared by ITDS management. These statements reflect ITDS' acquisition of ITDS Intelicom Services, Inc., formerly known as CSC Intelicom, Inc. ("Intelicom"), and combine the historical consolidated financial statements of ITDS and Intelicom for the periods indicated using the purchase method of accounting.

The unaudited pro forma consolidated balance sheet reflects the adjustments as if the acquisition had occurred on December 31, 1997. The unaudited pro forma consolidated statement of income has been prepared assuming the acquisition of TRIS had occurred on January 1, 1997. These pro forma statements should be read in conjunction with the historical financial statements and related notes of ITDS and Intelicom. The historical financial statements of Intelicom have been adjusted to conform with ITDS' December 31 year-end for purposes of the pro forma financial statements.

The pro forma consolidated financial statements have been prepared using the following facts and assumptions:

ITDS acquired the outstanding capital stock of Intelicom for $75.8 million in cash (net of working capital of $14.2 million retained by Computer Sciences Corporation ("CSC")), subject to adjustment based on the level of receivables, payables and employment related items at the closing date, and 606,674 shares of Common Stock of ITDS (valued at $10 million) on January 2, 1998. Additionally, ITDS would be required to pay CSC $6 million on January 1, 1999 if certain performance criteria have been met on that date. This amount will be recorded to goodwill when the final amount is known. ITDS also incurred direct costs of approximately $2 million. These costs consist primarily of legal, accounting and financial advisory fees.

ITDS borrowed $70 million, on a long term basis, in order to finance the cash portion of the acquisition. In addition, ITDS incurred direct financing fees of approximately $1.5 million.

ITDS estimates that it will incur approximately $5 million in indirect transaction and combination costs. These costs consist primarily of employment and personnel related costs and will be expensed in the first quarter of 1998. The purchase price will be allocated to the assets and liabilities of Intelicom based on their fair values at the date of acquisition. The purchase price in excess of the fair value of the net assets acquired of approximately $51.6 million will be amortized over 15 years. In addition, purchased research and development costs of approximately $20.8 million, before income tax benefit, will be expensed in the first quarter of 1998. The $5 million and the $20.8 million discussed above have been excluded from the pro forma statement of income for the year ended December 31, 1997.

Pro forma adjustments to the consolidated statement of income reflecting anticipated cost savings and other synergies, if any, resulting from the integration of ITDS and Intelicom are, under most circumstances, not permitted and, accordingly, have not been reflected in the pro forma financial statements. However, an adjustment to reverse a credit granted by Intelicom to a major customer ($4.7 million) for obligations relating to services provided prior to the acquisition by ITDS was recorded as this item is non recurring.

The pro forma financial results are not intended to be a projection of future results and are not necessarily indicative of the results which would have occurred if the business combination had been in effect on the dates presented.

               International Telecommunication Data Systems, Inc.

                 Unaudited Pro Forma Consolidated Balance Sheet

                            As of December 31, 1997
                             (Dollars in Thousands)



                                                                                                         Pro
                                                ITDS            Intelicom          Adjustments          Forma
ASSETS
Cash and cash equivalents                      $28,967           $     -          $ (5,827) (A)        $ 23,140
Accounts receivable, net                         5,008            18,310           (13,885) (A)           9,433
Prepaid expenses                                   741               203                                    944
Deferred income taxes                              220                               8,320  (B)           8,540
                                        ---------------------------------------------------       --------------
  Current assets                                34,936            18,513           (11,392)              42,057

Computers                                        4,844             3,879                                  8,723
Furniture and fixtures                             446             2,008                                  2,454
Equipment                                          373                                                      373
Leasehold improvements                             590               736                                  1,326
                                        ---------------------------------------------------       --------------
                                                 6,253             6,623                 -               12,876
Accumulated depreciation                        (2,319)           (3,648)                                (5,967)
                                        ---------------------------------------------------       --------------
  Property and equipment                         3,934             2,975                 -                6,909

Product development costs                        3,698            13,530             2,270  (A)          19,498
Goodwill, net                                                     12,743            38,818  (A)          51,561
Purchased software, net                                              535              (535) (A)               -
Other                                            1,884                               1,500  (D)           3,384
                                        ---------------------------------------------------       --------------
  Other assets                                   5,582            26,808            42,053               74,443
                                        ---------------------------------------------------       --------------

Total assets                                   $44,452           $48,296          $ 30,661             $123,409
                                        ===================================================       ==============

               International Telecommunication Data Systems, Inc.

                 Unaudited Pro Forma Consolidated Balance Sheet

                            As of December 31, 1997
                             (Dollars in Thousands)



                                                                                                               Pro
                                                          ITDS            Intelicom       Adjustments         Forma
LIABILITIES AND EQUITY
Accounts payable and accrued expenses                    $ 2,086            $ 5,548       $ 3,000  (C)
                                                                                            1,500  (E)
                                                                                            3,293  (A)       $ 15,427
Customer advances                                              -              1,096                             1,096
Current maturities of capital lease obligations              278                                                  278
                                                  ------------------------------------------------       -------------
  Current liabilities                                      2,364              6,644         7,793              16,801

Capital lease obligations                                     73                                                   73
Deferred income taxes                                      1,667              7,416        (7,416) (A)          1,667
Long term debt                                                                             70,000  (A)         70,000
Other                                                         30                                                   30

Common stock                                                 128                                6  (A)            134
Additional paid-in capital                                44,447                            9,994  (A)         54,441
Retained deficit                                          (4,026)                         (20,800) (A)
                                                                                           (3,000) (C)
                                                                                            8,320  (B)        (19,506)
Unearned Compensation                                       (231)                                                (231)
Shareholders' net investment                                                 34,236       (34,236) (A)              -
                                                  ------------------------------------------------       -------------
  Stockholders' equity                                    40,318             34,236       (39,716)             34,838
                                                  ------------------------------------------------       -------------

Total liabilities and stockholders' equity               $44,452            $48,296      $ 30,661            $123,409
                                                  ================================================       =============

               International Telecommunication Data Systems, Inc.

              Unaudited Pro Forma Consolidated Statement of Income

                          Year Ended December 31, 1997
                             (Dollars in Thousands)



                                                                                                                         Pro
                                                                  ITDS            Intelicom        Adjustments          forma
Revenue                                                         $ 23,429           $ 52,269        $ 4,706    (1)       $80,404
Costs and Expenses:
     Operating expenses                                            8,528             26,797                              35,325
     General, administrative and selling expenses                  6,760             15,415                              22,175
     Depreciation and amortization                                 1,596             10,693          6,597    (2)
                                                                                                    (9,315)   (3)         9,571
                                                           ------------------------------------------------         ------------
                                                                  16,884             52,905         (2,718)              67,071
                                                           ------------------------------------------------         ------------
Operating income                                                   6,545               (636)         7,424               13,333

Other income                                                       1,702                  -           (320)   (4)         1,382
Interest expense                                                    (120)                 -         (5,850)   (5)        (5,970)
                                                           ------------------------------------------------         ------------

Income before income tax expense                                   8,127               (636)         1,254                8,745
Income tax expense                                                 3,326                (75)           334    (6)         3,585
                                                           ------------------------------------------------         ------------

Net Income                                                       $ 4,801             $ (561)         $ 920              $ 5,160
                                                           ================================================         ============

Average Shares Outstanding:
     Basic                                                        12,728                               607               13,335
     Diluted                                                      13,193                               607               13,800

Earnings per share:
     Basic                                                        $ 0.38                                                 $ 0.39
     Diluted                                                      $ 0.36                                                 $ 0.37


               International Telecommunication Data Systems, Inc.

         Notes to Unaudited Pro Forma Consolidated Financial Statements


(A) To record assets acquired and liabilities assumed at their estimated fair values and to reflect CSC's retention of certain accounts receivable and other working capital components aggregating $14.2 million.

(B) To record deferred tax asset related to the $20.8 million of purchased research and development costs which will be amortized over a 15 year period for tax purposes.

(C) To record the indirect costs related to the acquisition, estimated at $5 million, less the applicable income tax benefit.

(D)  To capitalize direct financing costs associated with the $70 million loan.



(1) To reverse credits given to a TRIS customer for obligations relating to services provided prior to the acquisition by ITDS.

(2) To record amortization expense related to the $51.6 million of goodwill over 15 years and the $15.8 million of software development costs over 5 years.

(3)  To reverse amortization expense recorded by TRIS prior to the acquisition.

(4) To reflect reduced earnings on investments related to the cash portion of the purchase price.

(5) To record interest expense and the amortization of financing costs over the six year term of the $70 million loan.

(6)  To adjust the income tax expense to an effective tax rate of 41%.

                                  EXHIBIT INDEX


EXHIBIT NO.     EXHIBIT
-----------     -------

2.1+* Stock Purchase Agreement, dated as of December 29, 1997 by and among International Telecommunication Data Systems, Inc., CSC Intelicom, Inc. and CSC Domestic Enterprises, Inc.

23.1            Consent of Ernst & Young LLP.

99.1* Press Release, as issued by International Telecommunication Data Systems, Inc. on December 29, 1997.

----------------

+ Confidential treatment obtained as to certain portions which have been omitted and filed separately with the Securities and Exchange Commission. For a list of omitted Exhibits and Schedules, see page (vi) of the Table of Contents to the Stock Purchase Agreement. The Registrant will furnish a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

* Previously filed as an exhibit to the Registrant's Report on Form 8-K originally filed with the Securities and Exchange Commission on January 13, 1998.





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